UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

Righting Fate Series, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

1020 Piedmont Ave NE

Suite 511

Atlanta, GA 30309

Phone: (678) 778-7451

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Anthony Miller

1020 Piedmont Ave NE

Suite 511

Atlanta, GA 30309

Phone: (678) 778-7451

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

7812	82-4707874
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A

Preliminary Offering Circular Dated April 30, 2018

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission, which we refer to as the Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

Form 1-A

RIGHTING FATE SERIES, INC.

1020 Piedmont Avenue NE

Suite 511

Atlanta, GA 30309

Best Efforts Offering

20,000,000 SHARES OF COMMON STOCK AT $2.50 PER SHARE

Maximum Offering: $50,000,000

Righting Fate Series, Inc., a Delaware corporation (the “Company”), is offering up to 20,000,000 shares of Common Stock, $0.000001 par value (the “Common Stock”) (the “Offered Shares”), at a price of $2.50 per share (the “Offering”).

The Offering is a direct public offering being conducted on a “best efforts” basis. We do not intend to use the services of an underwriter or commissioned sales agent.

There is no minimum number of shares of our Common Stock which must be sold. This Offering will terminate, if not sooner terminated, on June 30, 2019, unless extended, with or without notice, unless on or prior to such date, subscriptions for all 20,000,000 shares of our Common Stock have been received and accepted by us. The execution of a subscription agreement by an investor constitutes a binding offer to purchase shares of our Common Stock. Once an investor subscribes for our shares, the investor will not be able to revoke his subscription. As stated elsewhere herein, the proceeds from the sale of our shares will not be subject to any escrow but will be immediately available for our use. Consequently, those investors who purchase shares earlier in the Offering will be substantially more at risk than those investors who purchase later in the Offering, inasmuch as the later investors will have had the opportunity to assess the success of the Offering before making an investment. In no event will the subscribed amounts be returned to investors. See “Plan of Distribution.”  Because there is no minimum offering amount, funds raised may not be sufficient to complete the plans of the Company as set forth in “Use of Proceeds to Issuer” in this Offering Circular.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

There is no minimum purchase requirement per investor. We expect to commence the sale of the Offered Shares as of the date on which the Offering Statement the (“Offering Statement”) of which this Offering Circular is a part, is qualified by the United States Securities and Exchange Commission (the “SEC”).

There is currently no trading market for our Common Stock.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

These are speculative securities. Investing in our shares involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 12.

	Price to public	Underwriting discount and commissions (1)	Proceeds to Company (2)	Proceeds to other persons
Per share	$2.50	$0.00	$2.50	$0.00
Total Maximum	$50,000,000	$0.00	$50,000,000	$0.00
(1) We do not intend to use commissioned sales agents or underwriters.
(2) Does not include expenses of the Offering, estimated to be $25,000 including legal, accounting and other costs of registration. See "Use of Proceeds to Issuer" and “Plan of Distribution.”

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND PROSPECTIVE PURCHASERS SHOULD BE PREPARED TO SUSTAIN A LOSS OF THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 12 OF THIS OFFERING CIRCULAR.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission. This Offering will close upon the earlier of (1) the sale of the total number of shares offered hereby, (2) one year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by our board of directors.

RIGHTING FATE SERIES, INC.

1020 Piedmont Avenue NE

Suite 511

Atlanta, GA 30309

DATE OF OFFERING CIRCULAR: _________________, 2018

THERE IS AT THIS TIME, NO PUBLIC MARKET FOR THE SECURITIES.

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE COMPANY IS FOLLOWING THE “OFFERING CIRCULAR” FORMAT OF DISCLOSURE UNDER REGULATION A.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME AN OFFERING CIRCULAR WHICH IS NOT DESIGNATED AS A PRELIMINARY OFFERING CIRCULAR IS DELIVERED AND THE OFFERING STATEMENT FILED WITH THE COMMISSION BECOMES QUALIFIED.

NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF. INFORMATION CONTAINED IN THE PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

CONTENTS

ABOUT THIS OFFERING CIRCULAR	7
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	7
MARKET AND INDUSTRY DATA AND FORECASTS	8
SUMMARY INFORMATION	9
RISK FACTORS	12
DILUTION	21
PLAN OF DISTRIBUTION	22
USE OF PROCEEDS TO ISSUER	24
DESCRIPTION OF BUSINESS	25
DESCRIPTION OF PROPERTY	29
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	30
DIRECTORS AND EXECUTIVE OFFICERS	32
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	33
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS	33
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	34
ADDITIONAL INFORMATION	35
INDEX TO FINANCIAL STATEMENTS	36
INDEX TO PART III EXHIBITS	37
SIGNATURES	38

ABOUT THIS OFFERING CIRCULAR

This Offering Circular describes the offer and sale by us of shares of our Common Stock pursuant to the exemption from registration provided by Section 3(b) of the Securities Act and Regulation A promulgated thereunder.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

This Offering Circular speaks only as of the date hereof.

We will amend this Offering Circular whenever the information it contains has become false or misleading in light of existing circumstances and for other purposes, such as to disclose material developments related to our Common Stock, to update required financial statements or if there has been a fundamental change in the information initially presented. We will file an amended Offering Circular as part of an amendment to our Form 1-A, which we will file with the SEC, state regulators or other appropriate regulatory bodies. Our amended Offering Circular will be posted on our website when the amendment has been qualified by the SEC.

Shares of our Common Stock have not been qualified under the securities laws of any state or jurisdiction.

Unless we state otherwise the terms “we”, “us”, “our”, “Company”, “Righting Fate”, “management”, or similar terms collectively refer to Righting Fate Series, Inc., a Delaware corporation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds derived from operations, cash available for dividends, cash flows, liquidity, and prospects include, but are not limited to, the factors referenced in this Offering Circular, including those set forth below.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Offering Circular. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Offering Circular. The matters summarized below and elsewhere in this Offering Circular could cause our actual results and performance to differ materially from those set forth or anticipated in forward-looking statements. Accordingly, we cannot guarantee future results or performance. Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events or otherwise.

MARKET AND INDUSTRY DATA AND FORECASTS

We obtained the statistical and other market data used in this Offering Circular from independent industry sources and publications as well as from research reports prepared by third parties. Industry publications, surveys, and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe that this information is reliable, we have not independently verified such third-party information. The market data used in this Offering Circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this Offering Circular. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Certain data are also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys, and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position are based on market data currently available to us. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this Offering Circular. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

SUMMARY INFORMATION

IMPORTANT NOTICE TO INVESTORS

This summary highlights information contained elsewhere in this Offering Circular and does not contain all of the information that you should consider in making your investment decision. Before investing in our Common Stock, you should carefully read this entire Offering Circular, including our consolidated financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in this Offering Circular. Unless otherwise stated, all references to “us,” “our,” “we,” the “Company” and similar designations refer to Righting Fate Series, Inc.

Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

THE COMPANY AND BUSINESS SUMMARY

The Company

Righting Fate Series, Inc. was incorporated under the laws of the State of Delaware on February 22, 2018. Our principal office is located at 1020 Piedmont Avenue Northeast, Suite 511, Atlanta, Georgia 30309.  Our website is www.rightingfatetv.com.  We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Overview

The Righting Fate Series, Inc. is a drama series franchise that creates and delivers an ad-supported, premium quality, original, scripted drama directly to global audiences via internet streaming for it's first-run and licenses television broadcasters for second-run airing.

The franchise earns revenue directly from advertisers who advertise during first-run webisodes and from broadcasters and streaming services who license the television version of the drama for second-run airing (i.e. syndication).

The business model centers around a quality production that garners an enthusiastic audience.  Ad sales and syndication revenue depend on both.  As shown in the illustration below, the value creation begins with creating an enthusiastic audience and then monetizing the fanbase through advertising.  Additionally, the quality production and the fanbase combine to attract syndication revenue from broadcasters who would like to air the content to their audiences.

1. Build an enthusiastic audience

QUALITY PRODUCTION
+
PRODUCTION DELIVERY CAPABILITY
+
MARKETING
ENTHUSIASTIC AUDIENCE

2. Monetize audience attention into ad revenue

ENTHUSIASTIC AUDIENCE
+
AD
AD
AD
ADVERTISING DELIVERY CAPABILITY
+
AD SALES FUNCTION
AD
ADVERTISING REVENUE

3. License content for rebroadcast (i.e. Syndication)

QUALITY PRODUCTION
+
REFORMATTING
+
ENTHUSIASTIC AUDIENCE
+
SYNDICATION SALES FUNCTION
SYNDICATION
SYNDICATION REVENUE

Story

Righting Fate chronicles the story of a fictitious, famous football player's struggle with depression as he leads his family to become one of the 1% of affluent African-American families of the 1950s.  The epic, family saga showcases characters with train-wreck flaws navigating life in a gritty and sometimes grand setting.

The story treatment, pilot, and initial story bible are developed.  The pilot is registered with the Writers Guild of America (WGA) by Anthony Ezell Miller, the series creator.  The treatment, story, bible, and all intellectual property related to Righting Fate have been acquired by the Company.  Experienced, professional writers will enhance the story and write scripts, under the consultation of the series creator.

The current tagline is “In life sometimes you win, sometimes you lose, and sometimes you self-destruct.”

Significant Business Actions since Inception

-Incorporated company in the State of Delaware.

-Established rights of Common Stock

-Authorized 100,000,000 shares of Common Stock at $0.000001 par value.

-Established initial capitalization with stock purchase of Common Stock by the founder.

-Transferred all story, marketing, and business planning intellectual property from the founder to the Company.

-Sold 60,000,000 shares of Common Stock to the founder for par value.

High Degree of Risk

Given the variable nature of audience preferences, the competitive environment for dramatic series entertainment, and other factors, these securities carry a high degree of risk.  As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this Offering Circular.

THE OFFERING

Securities offered by the Company	Up to 20,000,000 shares of Common Stock
Common stock to be outstanding immediately after this Offering (assuming all shares of Common Stock in this Offering are sold)	80,000,000 shares
Offering price per share	$2.50
Number of shares outstanding before the Offering	60,000,000
Market for these securities	There is presently no public market for these securities.
Use of proceeds

We intend that the proceeds of this Offering will be used to complete the creation of the franchise story, write and produce the first season, stream the first season, and sell advertising for the streaming in addition to other general corporate purposes including working capital, sales and marketing activities, platform development, general and administrative matters and capital expenditures. See “Use of Proceeds to Issuer.”

Termination of the Offering

This Offering will close upon the earlier of (1) the sale of 20,000,000 shares of our Common Stock offered hereby, (2) one year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by us.

Risk factors	You should carefully read “Risk Factors” on page 12 in this Offering Circular for a discussion of factors that you should consider before deciding to invest in our Common Stock.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus, including our consolidated financial statements and related notes, before investing in our Common Stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. If any of the following risks occur, our business, financial condition, results of operations and prospects could be materially harmed. In that event, the market price of our Common Stock could decline, and you could lose part or all of your investment.

Risk Factors Related to the Business of the Company

Our limited operating history makes it difficult to evaluate our current business and future prospects and may increase the risk associated with your investment.

We have a limited operating history and to date, we have generated no sales or revenues. Consequently, our operations are subject to all the risks inherent in the establishment of a pre-revenue business enterprise as well as those risks associated with a company engaged in dramatic series production. We have encountered and will continue to encounter risks and difficulties frequently experienced by rapidly growing companies in constantly evolving industries, including the risks described in this prospectus. If we do not address these risks successfully, our business, financial condition, results of operations and prospects will be adversely affected, and the market price of our Common Stock could decline. Further, we have limited historical financial data, and we operate in a rapidly evolving market. As such, any predictions about our future revenue and expenses may not be as accurate as they would be if we had a longer operating history or operated in a more predictable market.

We have not yet generated operational revenues and with our unproven business model may never generate operating revenues.

As of the date of this Offering Circular, we have not generated revenues. As a consequence, it is difficult, if not impossible, to forecast our future results based on our historical data. Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses. If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

Industry Risks

We face intense competition, especially from larger, well-established companies, and we may lack sufficient financial or other resources to achieve profitability.

The content provider market is intensely competitive, and we expect to face significant competition from established competitors and new market entrants. This competition could result in increased sales and marketing expenses, advertising rate pressure, reduced profit margins, and our inability to establish market presence, any of which would likely seriously harm our business, financial condition, results of operations and prospects.

We compete with large content providers and streaming services including Disney, Sony, HBO, YouTube, Netflix, and Amazon. We also face competition from other companies and new market entrants. Many of our potential competitors enjoy substantial competitive advantages, such as:

-greater name recognition and longer operating histories;

-larger sales and marketing budgets and resources;

-greater production resources;

-the ability to leverage their ad sales efforts across a broader portfolio of content;

-the ability to set more aggressive pricing policies;

-lower labor and development costs;

-greater resources to make acquisitions;

-larger intellectual property portfolios;

-substantially greater financial, technical, creative or other resources.

Unproven acceptance of our production exposes investors to risk.

Viewership of the series is affected by numerous factors within and outside of our control which makes audience interest unpredictable.  The story and the production may be executed as planned and still be incompatible with audience tastes.  Our ability to attract advertising is linked to the viewership of the series, as it affects the advertising rate we can charge and our ability to attract advertising at all.  Failure of the production to achieve significant market acceptance and viewership would materially adversely affect our planned business, future results of operations and financial condition.

Unproven acceptance of our production delivery method exposes investors to risk.

Our business model includes us contracting a third-party to stream our content and advertising which means viewers will view our production directly on our website, outside of traditional streaming services such as YouTube, Amazon, and Netflix.  This method is unproven for high-production value dramas. Failure of our production delivery method to achieve significant market acceptance and viewership would materially adversely affect our planned business, future results of operations and financial condition.

Unproven acceptance of our advertising inventory exposes investors to risk.

Our webisodes will contain advertising slots, or inventory, which can be sold to advertisers and media buyers.  Advertisers have a wide range of options for spending advertising dollars, including on more established productions and more established outlets such as YouTube.  Our advertising revenue depends on our sales teams successfully selling our advertising inventory at high enough rates to support profitability.  Failure of our advertising inventory to achieve significant market acceptance and sales would materially adversely affect our planned business, future results of operations, and financial condition.

Unproven acceptance of our series as a syndication purchase exposes investors to risk.

After the series' first-run as webisodes, we plan to reformat it into “television hours” (approximately 42 minutes in length per episode) and sell domestically and internationally to streaming, broadcast, and cable providers in a process called syndication sales. The syndication market for content changes rapidly. Each outlet, domestic and international, is a potential syndication customer for the second-run of our production.  Content buyers have a wide range of options for buying content, including from more established producers.  Our syndication revenue depends on our sales teams successfully selling into these markets.  Failure of our content to achieve significant syndication market acceptance would materially adversely affect our planned business, future results of operations, and financial condition.

Our streaming providers could fail to provide streaming services at the quality level required or fail to provide streaming services entirely which could disrupt our business, increase our costs, and could potentially cause us to lose our market.

We will depend on third-party companies to provide streaming and ad-serving services according to our specifications.  These streaming providers could fail to provide streaming and ad-serving services at the required quality level or at all.  Any change in streaming and ad-server providers could disrupt or delay our streaming delivery.  If any of these events occur, our business prospects, results of operations and financial condition could be materially and adversely affected.

Our business depends on continued and unimpeded access to the internet by our intended audience and us. Internet access providers or distributors may be able to block, degrade or charge for access to our services, which could lead to additional expenses and the loss of viewers.

Streaming and ad-delivery services such as ours depend on our ability and the ability of our viewers to access the internet. Currently, companies that have significant market power in the broadband and internet access marketplace mostly provide such access; this includes incumbent telephone companies, cable companies, mobile communications companies and government-owned service providers. Some providers may take measures that could degrade, disrupt, or increase the cost of viewer access to services such as ours. This may happen by restriction or prohibition of the use of their infrastructure (which is used to support or facilitate product or service offerings such as ours), or by charging increased fees to businesses such as ours to be able to provide our service or to have viewers access that service. Such interference could result in a loss of existing viewers and increased costs. This could also impair our ability to attract new viewers and advertisers, thereby harming our revenues and growth. The adoption of any laws or regulations that limit access to the internet by blocking, degrading or charging access fees to us or our viewers could reduce viewership, increase our costs of doing business, and adversely affect our operating results.

Breaches of our cybersecurity systems could degrade our ability to conduct our business operations and deliver contents and advertising to our viewers, delay our ability to recognize revenue, result in significant data losses and the theft of our intellectual property, damage our reputation, expose us to liability to third parties and require us to incur significant additional costs to maintain the security of our networks and data.

We increasingly depend upon our IT systems to conduct virtually all of our business operations, ranging from our internal operations and content development activities to our marketing and sales efforts and communications with our customers and business partners. Computer programmers may attempt to penetrate our network or website security and misappropriate our proprietary information or cause interruptions of our service. Because the techniques used by such computer programmers to access or sabotage networks change frequently and may not be recognized until launched against a target, we may be unable to anticipate these techniques. In addition, sophisticated hardware and operating system software and applications that we produce or procure from third parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of the system. If our cybersecurity systems and those of our contractors fail to protect against unauthorized access sophisticated cyber-attacks and the mishandling of data, our ability to conduct our business effectively could be damaged in a number of ways, including:

-sensitive data regarding our business, including intellectual property and other proprietary data, could be stolen;

-our electronic communications systems, including email and other methods, could be disrupted, and our ability to conduct our business operations could be seriously damaged until such systems can be restored;

-our ability to process advertising placement orders and electronically deliver content could be degraded, resulting in delays in revenue recognition;

-personally, identifiable data of our customers, employees and business partners could be compromised.

Should any of the above events occur, we could be subject to significant claims for liability from our customers and regulatory actions from governmental agencies. In addition, our ability to protect our intellectual property rights could be compromised and our reputation and competitive position could be significantly harmed. Also, the regulatory and contractual actions, litigation, investigations, fines, penalties, and liabilities relating to data breaches that result in losses of personally identifiable or credit card information can be significant in terms of fines and reputation impact and necessitate changes to our business operations that may be disruptive to us. Additionally, we could incur significant costs in order to upgrade our cybersecurity systems and remediate damages. Consequently, our financial performance and results of operations could be adversely affected.

We rely on the availability of licenses to music and video intellectual property.

The production requires the emulation of historical eras and plans to use video, music, and physical properties to accomplish this.  The licensing rights are held by various third-parties.  Failure to secure licensing rights at a favorable rate could have a material adverse effect on our business, prospects, financial condition, and results of operation.

Production tax credits can be reduced or eliminated.

Our production will occur primarily in regions whose governments provide incentives such as tax credits that serve to significantly reduce production costs.   A reduction or discontinuation of these incentives would increase production costs, and materially adversely affect our planned business, future results of operations and financial condition.

We may become involved in litigation that may materially adversely affect us.

From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including patent, commercial, licensing, employment, class action, whistle-blower and other litigation and claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, cause us to incur significant expenses or liability and/or require us to change our business practices. Because of the potential risks, expenses, and uncertainties of litigation, we may, from time to time, settle disputes, even where we have meritorious claims or defenses, by agreeing to settlement agreements. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business, financial condition, results of operations and prospects.

Assertions by third parties of infringement or other violations by us of their intellectual property rights, or other lawsuits asserted against us, could result in significant costs and substantially harm our business, financial condition, results of operations and prospects.

Intellectual property disputes are common in the entertainment industry and have resulted in protracted and expensive litigation for many companies. Many companies in the entertainment industry, including our competitors and other third parties, as well as non-practicing entities, own large numbers of copyrights and trademarks, which they may use to assert claims of misappropriation or other violations of intellectual property rights against us. From time to time, they have or may in the future also assert such claims against us. Any claim of misappropriation or other violations of intellectual property rights by a third party, even those without merit, could cause us to incur substantial costs defending against the claim, distract our management from our business and require us to cease use of such intellectual property.  Any of these events could seriously harm our business, financial condition, results of operations and prospects.

If we are unable to protect our proprietary rights, our operations will be adversely affected.

We depend on our ability to protect our intellectual property. We rely on copyright and trademark laws and confidentiality agreements with employees and third parties, all of which offer only limited protection. We have not registered our trademarks in all geographic markets. Failure to secure those registrations could adversely affect our ability to enforce and defend our trademark rights and result in indemnification claims. Further, any claim of infringement by a third party, even those claims without merit, could cause us to incur substantial costs defending against such claim, could divert management attention from our business and could require us to cease use of such intellectual property in certain geographic markets.

Despite our efforts, the steps we have taken to protect our proprietary rights may not be adequate to preclude misappropriation of our intellectual property or infringement of our intellectual property rights, and our ability to police such misappropriation or infringement is uncertain, particularly in countries outside of the United States.

Protecting against the unauthorized use of our intellectual property is expensive, difficult and, in some cases, impossible. Litigation may be necessary in the future to enforce or defend our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of management resources, either of which could harm our business, financial condition, results of operations and prospects, and there is no guarantee that we would be successful. Furthermore, many potential competitors have the ability to dedicate substantially greater resources to protecting their intellectual property rights than we do. Accordingly, despite our efforts, we may not be able to prevent third parties from infringing upon or misappropriating our intellectual property, which could seriously harm our business, financial condition, results of operations and prospects.

Failure to comply with governmental laws and regulations could harm our business, financial condition, results of operations and prospects.

Our business is subject to regulation by various federal, state, local and foreign governmental agencies, including agencies responsible for monitoring and enforcing employment and labor laws, internet streaming, workplace safety, environmental laws, consumer protection laws, anti-bribery laws, import/export controls, federal securities laws and tax laws and regulations. In certain jurisdictions, these regulatory requirements may be more stringent than those in the United States. Noncompliance with applicable government regulations or requirements could subject us to investigations, sanctions, enforcement actions, disgorgement of profits, fines, damages, civil and criminal penalties or injunctions. If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, financial condition, results of operations and prospects could be materially adversely affected. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could harm our business, financial condition, results of operations and prospects.

Risks Related to Management and Personnel

We depend heavily on Mr. Anthony Ezell Miller, President.  The loss of his services could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of Mr. Anthony Ezell Miller, our founder and President. If we lose his services or if he fails to perform in his current position, or if we are not able to attract and retain skilled employees in addition to Mr. Miller, our business could be adversely affected. Loss of the services of Mr. Miller as an officer and director could adversely affect the implementation of our business plan and harm our business.

Because our officers and board of directors will make all management decisions, you should only purchase our securities if you are comfortable entrusting our directors to make all decisions.

Our board of directors will have the sole right to make all decisions with respect to our management. Investors will not have an opportunity to evaluate the specific projects that will be financed with future operating income. You should not purchase our securities unless you are willing to entrust all aspects of our management to our officers and directors.

Our management team will have immediate and broad discretion over the use of the net proceeds from our Offering without any escrow and we may use the net proceeds in ways with which you disagree.

The net proceeds from our Offering will be immediately available to our management to use at their discretion and will not be subject to any escrow. Consequently, those investors who purchase shares earlier in the Offering will be substantially more at risk than those investors who purchase later in the Offering, inasmuch as the later investors will have had the opportunity to assess the success of the Offering before making an investment. In no event will the subscribed amounts be returned to investors. In addition, we currently intend to use the net proceeds from our Offering for working capital purposes, including development, production, marketing, streaming service development, intellectual property and general legal fees, as well as for general corporate purposes. See “Use of Proceeds to Issuer.” We have not allocated specific amounts of the net proceeds from this Offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this Offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operation.

Our officers and directors do not have any prior experience conducting a “best efforts” Offering.

None of our officers and directors have ever conducted a best-efforts offering or raised any money in a Regulation A offering. We are selling the Common Stock directly, without the benefit of an underwriter. Consequently, we may not be able to raise the funds needed to achieve our business objectives. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment with us.

Our officers and directors will own 75% or more of the voting rights of the Company.

Current officers and directors of our company own an aggregate of 60,000,000 shares of our Common Stock representing 100% of the total votes on which shareholders are entitled to vote. Assuming the total number of shares are sold in this Offering current officers and directors' shares will represent 75% of the voting rights.  Because the officers and directors have a significant majority of voting rights of our shareholders, they will be able to influence the outcome of all corporate actions requiring the approval of our shareholders, including the election of directors and approval of significant corporate transactions, which may result in corporate action with which other shareholders do not agree. If our current officers and directors vote in favor of the foregoing actions, they will have sufficient voting power to approve such actions and no other shareholder approvals will be required.

As a result, our current officers and directors will have significant influence over our management and affairs and control over matters requiring shareholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or our assets, for the foreseeable future. Their interests may differ from the interests of other shareholders and thus result in corporate decisions that are disadvantageous to other shareholders.

If we are unable to hire, retain, train and motivate qualified personnel and senior management, our business, financial condition, results of operations and prospects could suffer.

Our future success depends, in part, on our ability to continue to attract and retain highly skilled personnel. Many of the companies with which we compete for experienced personnel have greater resources than we have to provide more attractive compensation packages and other amenities. In making employment decisions, job candidates often consider the value of the stock-based compensation they are to receive in connection with their employment. Declines in the market price of our stock after this Offering could adversely affect our ability to attract, motivate or retain key employees. If we are unable to attract or retain qualified personnel, or if there are delays in hiring required personnel, our business, financial condition, results of operations and prospects may be seriously harmed.

Also, to the extent we hire personnel from competitors, we may be subject to allegations that such personnel has been improperly solicited, that such personnel has divulged proprietary or other confidential information or that former employers own certain intellectual property or other work product. Such claims could result in litigation.

Our future performance also depends on the continued services and continuing contributions of our senior management to execute our business plan and to identify and pursue new opportunities. The loss of our key personnel or any difficulty attracting or retaining other highly qualified personnel in the future could significantly delay or prevent the achievement of our development and strategic objectives, which could adversely affect our business, financial condition, results of operations and prospects.

Risks related to the Offering and the market for our stock

Because there is no minimum offering amount, funds raised may not be sufficient to complete the plans of the Company as set forth in “Use of Proceeds to Issuer” in this Offering Circular.

There is no minimum offering amount. If we do not raise the maximum proceeds, funds raised may not be sufficient to complete all plans of the Company as set forth in “Use of Proceeds to Issuer” in this Offering Circular, which could inhibit our ability to commence generating revenue.

We may need to raise additional capital. If we are unable to raise necessary additional capital, our business may fail, or our operating results and our stock price may be materially adversely affected.

Because we are a newly operational company, we will need to secure adequate funding for our planned production, streaming services, and sales and marketing functions. Selling additional stock, either privately or publicly, would dilute the equity interests of our stockholders. If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility. If we are unable to obtain adequate financing, we may have to curtail our operations, or our business would fail.

We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our Common Stock held by non-affiliates exceeds $700 million as of a December 31 fiscal year end, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

Certain of our stockholders hold a significant percentage of our outstanding voting securities, which could reduce the ability of minority shareholders to effect certain corporate actions.

Our majority shareholders are the beneficial owners of 100% of our Common Stock.  As a result, they possess significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

There currently is no public trading market for our securities and an active market may not develop or, if developed, be sustained. If a public trading market does not develop, you may not be able to sell any of your securities.

There is currently no public trading market for our Common Stock, and an active market may not develop or be sustained. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your shares at any price. Even if a public market does develop, the market price could decline below the amount you paid for your shares.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for shares may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our shares is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors has determined the offering price in its sole discretion. The fixed offering price for our shares has not been based on appraisals of any assets we own or may own, or of our Company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for our shares may not be supported by the current value of our Company or our assets at any particular time.

We have the right to issue additional Common Stock without the consent of stockholders. This would have the effect of diluting investors’ ownership and could decrease the value of their investment.

We have additional authorized, but unissued shares of our Common Stock that may be issued by us for any purpose without the consent or vote of our stockholders that would dilute stockholders’ percentage ownership of our company.

Purchasers in this Offering will experience immediate and substantial dilution in the book value of their investment.

The initial offering price per share will be substantially higher than the pro forma net tangible book value per share of our Common Stock outstanding prior to this Offering. As a result, investors purchasing Common Stock in this Offering will experience immediate dilution of $1.87 per share assuming the total number of shares offered hereby are sold. This dilution is due to the fact that our founder paid substantially less than the offering price when he purchased his shares of Common Stock. In addition, if we issue additional equity securities, you will experience additional dilution.

The reduced disclosure requirements applicable to us may make our Common Stock less attractive to investors.

As an issuer utilizing Tier 1 of Regulation A promulgated under the Securities Act, we will not be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless we elect to become subject to the Exchange Act, we will not be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q or current reports on Form 8-K with respect to our business and financial condition. As of the date of this Offering Circular, we do not intend to elect to become subject to the Exchange Act. Potential investors may not view reports under Regulation A as sufficient for investment purposes or such reports may otherwise cause potential investors to not be interested in investing in our Common Stock, each of which would have a negative effect on the price of our Common Stock and our investors’ ability to sell their shares of Common Stock.

We have never paid dividends on our Common Stock and cannot predict when or if we may be able to do so.

Holders of shares of our Common Stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of Common Stock. Declaration or payment of dividends, if any, in the future, will be at the discretion of our board of directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. Consequently, we cannot predict when or if we may be able to pay cash dividends on our Common Stock in the foreseeable future. Therefore, any return investors in our Common Stock may have will be in the form of appreciation, if any, in the market value of their shares of Common Stock until such time as the board of directors declares a dividend, if and when declared.

DILUTION

If you invest in our securities, your interest will be diluted to the extent of the difference between the offering price per share and the as-adjusted net tangible book value per share after this Offering. The net tangible book value of our company as of April 30, 2018, was $140.

Without giving effect to any changes in the net tangible book value after April 30, 2018, other than the sale of our shares in this Offering at a price of $2.50 per share, our pro forma net tangible book value would be $50,000,140. The net tangible book value would be $0.63 per share. Dilution in net tangible book value per share represents the difference between the amount per share by the purchasers of our shares in this Offering and the net tangible book value per share immediately afterward. Immediate dilution for shareholders would be $1.87 or 75%. The following table illustrates this per share dilution:

Net tangible book value as of April 30, 2018	$140

Adjusted net tangible book value after this Offering	$50,000,140

Adjusted net tangible book price per share after this Offering	$0.63

Dilution in shares ($2.50 offering price)	$1.87
Dilution percentage	75%

The following table summarizes the differences between the existing shareholders and the new investors with respect to the number of shares of Common Stock purchased, the total consideration paid, and the average price per share paid, on a maximum offering basis:

Subsequent to the Maximum Offering:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percent	Amount	Percent
Founders	60,000,000	75%	$60	0.0001%	$0.000001

New investors	20,000,000	25%	$50,000,000	99.9999%	$2.50
Total	80,000,000	100%	$50,000,060	100.00%	$0.625001

Shareholders may also be subject to dilution due to future actions by our company. The Articles of Incorporation and Bylaws authorize us to conduct an additional offering. Under such circumstances, we will issue additional shares, and the percentage of our company that you own will go down, even though the value of our company may go up. You will own a smaller piece of a larger company.

PLAN OF DISTRIBUTION

Terms of the Offering

We are offering for sale up to 20,000,000 shares of Common Stock at a fixed price of $2.50 per share for the duration of this Offering (the “Offering”). The Offering is a direct public offering under Regulation A-Tier 2 being conducted on a self-underwritten, “best efforts” basis, which means we will not use the services of an underwriter and our executive officers and directors will attempt to sell the shares directly to investors.  In the event we retain a broker who may be deemed an underwriter, an amendment to the Offering Circular will be filed.

We cannot assure you that all or any of the Common Stock offered under this Offering Circular will be sold. No one has committed to purchase any of the securities offered. Therefore, we may sell only a nominal amount of Common Stock, in which case our ability to execute our business plan will be negatively impacted.

Subscriptions for shares of our Common Stock are irrevocable once made, and funds will only be returned upon rejection of the subscription. There is no arrangement to place the funds in an escrow, trust or similar account. All funds will be available to us following deposit into our bank account.

In offering the shares on our behalf, our executive officers and directors will rely on the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in the sale of the securities of such issuer.

Our executive officers and directors meet the conditions of the Rule 3a4-1 exemption, as: (a) they are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act; (b) they will not be compensated in connection with their participation in the direct public offering or resale offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities; and (c) they will not be associated persons of a broker or dealer at the time of their participation in the direct public offering and resale offering. Further, our officers and directors: (a) at the end of the Offering, will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities; (b) are not, nor have been within the preceding twelve (12) months, a broker or dealer, and they are not, nor have they been within the preceding twelve (12) months, an associated person of a broker or dealer; and (c) they have not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past twelve (12) months and they have not and will not participate in selling an offering of securities for any issuer more than once every twelve (12) months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale, an exemption from such registration is available, or if qualification requirement is available and with which we have complied.

Offering Period and Expiration Date

The shares will be offered until the earlier of (1) the sale of all 20,000,000 shares of our Common Stock offered hereby, (2) one year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by us.

Deposit of Offering Proceeds

This is a direct primary, self-underwritten basis offering, so we are not required to sell any specific number or dollar amount of securities but will use our best efforts to sell the securities offered. We have made no arrangements to place subscription funds in an escrow, trust or similar account, which means that all funds collected for subscriptions will be immediately available to us for use in the implementation of our business plan.

There is No Current Market for Our Shares

There is currently no market for our shares. The shares are not traded or listed on any exchange. We cannot give you any assurance that the securities you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

ERISA Considerations

Special considerations apply when contemplating the purchase of shares of our Common Stock on behalf of employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”). A person considering the purchase of our shares on behalf of a Plan is urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. We will rely on such determination made by such persons, although no shares of our Common Stock will be sold to any Plans if management believes that such sale will result in a prohibited transaction under ERISA or the Code.

USE OF PROCEEDS TO ISSUER

We estimate that at a per share price of $2.50 the net proceeds from the sale of the 20,000,000 shares in this Offering will be approximately $50,000,000 after deducting the estimated offering expenses of approximately $25,000.

We anticipate that the net proceeds of the Offering will be used to pay fees and expenses (legal, accounting, transfer agent and Edgar costs) associated with qualification of Offering under Regulation A, production costs for 24 webisodes (season one), streaming platform costs, sales and marketing expenses, and working capital and general corporate purposes. Investors should be aware that this Offering provides that the proceeds received from the sale of any shares of our Common Stock will be immediately available for use by us, without the requirement of the escrow of such proceeds. It is possible that the Offering may terminate before all 20,000,000 shares are sold, and consequently, there is no way to accurately predict the entire amount of proceeds which may be available for use by us at this time.

The proceeds of this Offering will be $50,000,000 if all of the offered shares are purchased. However, we cannot guarantee that we will sell all of the shares we are offering. The following table summarizes how we anticipate using the gross proceeds of this Offering, assuming the sale of 25%, 50%, 75%, and 100% of the securities offered for sale in this Offering:

	25% of Offering sold	50% of Offering sold	75% of Offering sold	100% of Offering sold
Shares Sold	5,000,000	10,000,000	15,000,000	20,000,000

Gross Proceeds	$12,500,000	$25,000,000	$37,500,000	$50,000,000

Our intended use of the net proceeds is as follows:
Production costs for Season One	$9,351,000	$20,597,000	$31,909,000	$40,807,000
Streaming Platform Costs	$262,000	$377,000	$476,000	$820,000
Ad Sales Expense	$383,000	$595,000	$797,000	$1,382,000
Product Placement Sales Expense	$29,000	$36,000	$43,000	$50,000
Merchandise & Licensing Sales Expense	$29,000	$36,000	$43,000	$69,000
Syndication Sales Expense	$0	$0	$0	$7,000
Marketing	$0	$248,000	$513,000	$1,209,000
General, and Administrative	$2,421,000	$3,086,000	$3,694,000	$5,631,000
Fees for qualification of Offering under Regulation A	$25,000	$25,000	$25,000	$25,000

Total Use of Proceeds	$12,500,000	$25,000,000	$37,500,000	$50,000,000

This expected use of our net proceeds from our Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds of this Offering.

To the extent we raise less than the maximum Offering, after paying Offering expenses we will first work to complete development and pre-production of the series, provide a foundational business structure, and start sales and marketing teams.

DESCRIPTION OF BUSINESS

Overview

The Righting Fate Series, Inc. is a drama series franchise that creates and delivers an ad-supported, premium quality, original, scripted drama directly to global audiences via internet streaming for it's first-run and licenses broadcasters and streaming services for second-run airing.

The franchise earns revenue directly from advertisers who advertise during first-run webisodes and from broadcasters and streaming services who license the television version of the drama for second-run, television broadcast.

Our business model centers around a premium quality production (on par with HBO dramas) that garners an enthusiastic audience.  The quality production and enthusiastic audience attract advertising revenue during its first run and syndication revenue from broadcasters and streaming services who would like to air the content to their audiences.

Season one of Righting Fate is planned to consist of 24 webisodes for initial streaming that can be combined into 8 television episodes for syndication.  Webisodes are currently planned to remain online indefinitely for on-demand viewing and ad-serving after their initial release.

Story

Righting Fate chronicles the story of a fictitious, famous football player's struggle with depression as he leads his family to become one of the 1% of affluent African-American families of the 1950s.  The epic, family saga showcases characters with train-wreck flaws navigating life in a gritty and sometimes grand setting.

While it is set in an African-American family, its themes are ones we all deal with: love, insecurity, and wrestling with a life that doesn't cooperate or play fair.  The cultural anthology of American and African-American sentiment, fashion, and music are also highlighted through the various eras.

The lead character, Louis Winston, solves problems by hitting them harder until they break, or his fragile psyche breaks down. The dramatic series shows plenty of both. Set in mid-20th century U.S. and Canada, the epic, family saga chronicles Louis and his relationships as he rises from teenage football phenom to renowned architect despite his volatile ways and his lower-class racial status.

In later seasons the series focuses on Louis’ daughter Marian as she navigates life as an adult from the 1960s through the 1980s. Having grown up managing her father through several crises, Marian has more maturity than her father did—and more bravado and selfish ambition too. After a few failed, traditional attempts at careers and relationships, she decides her world works better when she manipulates it (and everyone in it) to her liking.

The story treatment, pilot, and initial bible are developed, and the pilot is registered with the Writers Guild of America (WGA) by Anthony Ezell Miller, the series creator.  Professional writers will enhance the story and write scripts under the consultation of the series creator.

The current tagline is “In life sometimes you win, sometimes you lose, and sometimes you self-destruct.”

Building an enthusiastic audience

By using the direct-to-audience model, Righting Fate's potential viewership dwarfs potential viewership of network broadcasts.  Internet streaming allows shows to launch to languages—not just demographics in the U.S.   This means Righting Fate will launch to the English-speaking world, not just the U.S.

Building an enthusiastic audience starts with delivering a premium-quality production on par with those of HBO, Amazon, and Netflix.  It's important to note that the production cannot be viewed as average or slightly above average.  The goal is to have an amazing viewer experience that compels viewers to discuss and recommend the production to others.  With an outstanding production that generates recommendations, the task of marketing becomes one of accelerating and magnifying viewership growth.

The audience experience doesn't just include viewing the program.  It includes hearing about the show, finding the show, and viewer interaction with the production and other viewers.   Righting Fate has to deliver excellence in all of these areas to deliver an excellent audience experience.

Production

The production of Righting Fate follows three major phases of production: development, production, and release.  The production employs skilled external reviewers at key milestones to improve the quality of the production.  Development and writing will take place primarily in Los Angeles to have access to a large pool of qualified writers.  Production, release, and corporate activities will occur primarily in Georgia.

Righting Fate varies from traditional productions in its prioritization of an artful story, use of lesser known actors over higher-priced stars, and effective period reproduction including licensing of music and stock footage to help immerse viewers in the historical eras.

The production plans to use employees who are members of unions and guilds and to be fully compliant with their requirements.

Production Delivery

Our direct-to-audience/direct-to-advertiser model requires the production to manage its own streaming of content, serving of advertising, managing of viewing-community conversations, and measurement and reporting of statistics. This will be managed by an internal team working with technology partners to deliver a broad streaming scope, a high-quality viewing experience, a high-quality ad-viewing experience, a rich viewer community experience, and rich statistics.

Marketing

The marketing department is responsible for growing and accelerating the viewership of Righting Fate around the world.  The nature of demand and the challenge of building it requires a blend of global and local skill as well as digital and offline skill.

Although the franchise is launched to the English-speaking world, viewership is built one viewer at a time with viewers differing along national and regional lines.  Advertisers also differ along national and regional lines, requiring Righting Fate's marketing efforts to be coordinated along those same lines.

Considering English-speaking potential viewers and a high concentration of potential advertisers, four marketing teams will cover four regions: Americas, Europe, Asia-Pacific, and Middle East & Africa. Additionally, there will be a global team that coordinates the regions.  The teams will work with various marketing agencies to grow viewership using several strategies and tactics including:

-Accelerating and maximizing awareness;

-Removing friction from viewing;

-Urging viewership;

-Enlisting and encouraging influencers;

-Stoking enthusiasm;

-Promoting audience discussions; and

-Promoting audience recommendations.

Advertising Sales

Each webisode is planned to contain a primary sponsorship and a secondary sponsorship at the beginning (i.e. pre-roll ads), and two 15-second ads in the middle (i.e. mid-roll ads).  Brand partnering teams will cover four regions: Americas, Europe, Asia-Pacific, and Middle East & Africa. Additionally, there will be a global team that coordinates the regions. The teams will work with outside entities including media sales teams to grow advertising revenue.  A large portion of the brand partnering team's compensation will be tied to performance.

Product Placement Sales

Righting Fate plans to retain external agencies to generate product placement revenue and production cost-reductions.  The product placement has to fit within the production's commitment to producing a high-quality story and not be distracting to the viewer.

Merchandising & Licensing Sales

Righting Fate's use of music, fashion, and period replication offer opportunities for vintage brands and performers to partner with the production.  Righting Fate plans to retain external agencies to sell and manage merchandising & licensing.

Syndication Sales

Assuming Righting Fate is a quality show that garners an enthusiastic following, there should be opportunities to repackage and sell airing rights to other broadcasters and streaming services in the U.S. and around the world.  This process is commonly referred to as “syndication”.

The syndication market for dramas is always evolving.  Recently, the market has seen creative combinations of rights and licensing to boost sales.  Righting Fate will also seek to creatively combine rights and licensing across platforms, formats, and regions.

Righting Fate is unique in that its first run will be on the internet as webisodes.  No one will have seen it edited as a full episode until it is purchased and re-aired. It will also continue streaming as webisodes as these full episodes are aired on other outlets.  These variables require innovative models to achieve syndication revenue. Righting Fate plans to innovate syndication deals to match the innovative model of webisodes-to-episodes.  While syndication deals can happen at any time in the franchise's life, the timing of the revenue will likely occur after the second season finishes its initial airing.

Outside agencies will be retained to innovate and broker syndication deals in the U.S. and outside of the U.S.

Competition

The content provider market is intensely competitive, and we expect to face significant competition from established competitors and new market entrants. Our competitors include large, well-capitalized, production companies such as Sony, HBO, and Disney; streaming production companies such as Netflix and Amazon; and independent productions on YouTube and other internet outlets.

Many of our potential competitors enjoy substantial competitive advantages, such as:

-greater name recognition and longer operating histories;

-larger sales and marketing budgets and resources;

-greater production resources;

-the ability to leverage their ad sales efforts across a broader portfolio of content;

-the ability to set more aggressive pricing policies;

-lower labor and development costs;

-greater resources to make acquisitions;

-larger intellectual property portfolios; and

-substantially greater financial, technical, creative or other resources.

Many of our competitors prioritize large production budgets, star-power, and large marketing campaigns to attract audiences.  We plan to compete by prioritizing an artful story, well-told above all else.  We believe that a great story is an efficient and effective way to attract audiences worldwide.  This prioritization of story includes employing skilled artisans in the research, writing, and writing reviews, as well as defining and holding skilled production teams to a high production standard.  While there is no guarantee in predicting audience reaction, Righting Fate believes that holding to these tenets gives the franchise the best chance to produce something compelling and beautiful that audiences will love.

Regulatory Matters

Our production will occur primarily in regions, such as Georgia, whose governments provide incentives such as tax credits that serve to significantly reduce production costs.   A reduction or discontinuation of these incentives would increase production costs, and materially adversely affect our planned business, future results of operations and financial condition.

Intellectual Property

All intellectual property related to Righting Fate has been acquired by the Company.

In March 2018, Mr. Miller assigned through a “Contribution and Assignment Agreement” to the Company the following:

-Intellectual Property relating to Righting Fate Business Plan;

-Righting Fate Story, Treatment and Characters;

-Righting Fate Pilot Script WGA Reg. No. I242307;

-Righting Fate website and domain rightingfatetv.com;

-any and all Intellectual Property Rights claiming or covering such Intellectual Property; and

-any and all causes of action that may have accrued in connection with such Intellectual Property and/or Intellectual Property Rights.

Our success and ability to compete depend substantially upon our intellectual property. We currently rely on copyright laws, trade secret protection and confidentiality agreements to protect our intellectual property rights. We plan to file U.S and foreign copyright and trademark applications to protect our intellectual property in the future.

Employees

As of the date of this Offering Circular, we have no employees other than our President who currently does not receive a salary.

DESCRIPTION OF PROPERTY

Our principal office is located at 1020 Piedmont Avenue NE, Suite 511, Atlanta, GA 30309 which we share on a non-exclusive basis. Our telephone number is (678) 778-7451. This office is provided to us by our President free of charge on a month to month basis.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled "Risk Factors" and elsewhere in this Offering Circular.

Overview

The Righting Fate Series, Inc. is a drama series franchise that creates and delivers an ad-supported, premium quality, original, scripted drama directly to global audiences via internet streaming for it's first-run and licenses television broadcasters and streaming services for second-run airing.  The franchise earns revenue directly from advertisers who advertise during first-run webisodes and from broadcasters and streaming services who license the television version of the drama for second-run airing (i.e. syndication).

Overview Significant Business, Product, and Service Actions since Inception

Since our organization in February 2018, we have taken the following steps to implement our business plan:

-Incorporated company in the State of Delaware.

-Established rights of Common Stock

-Authorized 100,000,000 shares of Common Stock at $0.000001 par value.

-Established initial capitalization with stock purchase of Common Stock by the founder.

-Transferred all story, marketing, and business planning intellectual property from the founder to the Company.

-Sold 60,000,000 shares of Common Stock to the founder for par value.

Operating Results

Our Company is newly formed and did not generate any revenues.  Our operating expense consisted of nominal general and administrative costs and the costs associated with this Offering.

Liquidity

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. As of April 30, 2018, the Company had $140 in cash and no liabilities.  The Company has incurred total expenses of $418 in general and administrative expenses.

Capital Resources

The Company hopes to raise $50,000,000 in this Offering.  If we are successful at raising the maximum amount of this Offering, we believe that such funds will be sufficient to fund our expenses over the next twelve months.  Assuming we sell the maximum 20,000,000 shares offered by this Offering Circular for an aggregate of $50,000,000 in proceeds, we intend to use the proceeds from this Offering to produce season one, customize and launch the streaming platform, build sales and marketing teams, build management teams, and release season one.

In the event that substantially less than the maximum proceeds are obtained by this Offering, after paying offering expenses, we will first work to complete development and pre-production of the series, provide a foundational business structure, and start sales and marketing teams as discussed in “Use of Proceeds to Issuer” on page 24.

Since our inception, we have been funded by additional paid-in capital from our founder and sale of our Common Stock to our founder. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. There can be no assurance that additional capital will be available to us. Since we have no other such arrangements or plans currently in effect, our inability to raise funds for the above purposes will have a severe negative impact on our ability to implement our business plan.

Off-Balance Sheet Arrangements

As of April 30, 2018, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guaranteed contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Plan of Operations

As detailed in “Use of Proceeds to Issuer”  on page 24, our plan is to produce season one, customize and launch the streaming platform, build sales and marketing teams, build management teams, and release season one per our business plan.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, positions, and ages of our directors and executive officers as of the date of this Offering Circular. Each director is elected at our annual meeting of shareholders and holds office for one year, or until his successor is elected and qualified. Officers are elected by our board of directors and their terms of office are at the discretion of our board.

Name	Age	Position/Title
Anthony Miller	47	President, Treasurer, and Director
Jennifer Rollins	43	Corporate Secretary

There are no arrangements or understandings between any person listed in the table above and any other person pursuant to which he was selected to his position. We do not have any standing committees of the board of directors.

The following summarizes the business experience of the directors and executive officers:

Anthony Ezell Miller is our founder and President.  He created and wrote the story treatment, bible and pilot for the Righting Fate drama series and authored the Company's business plan.  He also executive-produced and wrote the cable-televised drama Dear Angry. An experienced entrepreneur, Mr. Miller has owned and operated enterprises in entertainment, hospitality, and retail. His corporate career as a global marketing director and manager includes stints at IBM, Microsoft, and NCR. His international work includes business consulting in Poland, building software reseller and distribution channels in Europe, Canada, and Australia, and studying business at Erasmus University's Rotterdam School of Management in the Netherlands. Mr. Miller received a Bachelor of Science in Finance from the University of Illinois and an MBA from the University of Michigan’s Ross School of Business.

Jennifer Rollins is the Corporate Secretary.  She has served as a childcare professional for over 20 years as a Director and educator at Dalton First United Methodist Church and other firms.

Family Relationships

Jennifer Rollins is the wife of Anthony Miller. Other than this family relationship, there are no other family relationships between any board member, executive officer, or significant employee.

Involvement in certain legal proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

-Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

-Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

-Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

-Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

-Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

-Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

-Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

We have no employment agreements in place with any of our Directors or Officers. They are reimbursed for all out-of-pocket expenses in connection with their role as Executive Officers.

No compensation has been paid to any of our Directors as of April 30, 2018. They are reimbursed for all out-of-pocket expenses in connection with their role as Directors. We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity.

We do not currently have a stock option or grant plan in place.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following tables set forth the ownership, as of the date of this Offering Circular, of our Common Stock by each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, our director, and our executive officer and director as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our Common Stock listed below have sole voting and investment power with respect to the shares shown. The business address of the shareholders is 1020 Piedmont Avenue NE, #511, Atlanta, GA 30309.

Name	Number of Shares	Percentage Before Offering	Percentage After Offering
Anthony Miller	60,000,000	100%	75%
All Executive Officers and Directors as a Group	60,000,000	100%	75%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 60,000,000 shares of Common Stock outstanding as of April 30, 2018, and 80,000,000 shares of Common Stock outstanding assuming sale of all the shares in this Offering.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Since inception, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

Board Committees and Director Independence

Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

The Board does not have standing audit, compensation or nominating committees. The Board does not believe these committees are necessary based on the size of our company and the current levels of compensation to corporate officers. We will consider establishing audit, compensation and nominating committees at the appropriate time.

SECURITIES BEING OFFERED

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Capital Stock

Our authorized capital stock consists of 100,000,000 shares of Common Stock, $0.000001 par value. As of the date of this Offering Circular, there are 60,000,000 shares of our Common Stock issued and outstanding. We are offering 20,000,000 shares of our capital stock in this Offering.

Outstanding shares are distributed in this order: Anthony Miller owns 60,000,000 shares.

Our board of directors may from time to time authorize by resolution the issuance of any or all shares of the Common Stock authorized in accordance with the terms and conditions set forth in the articles of incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration all as the board in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law.

Common Stock

Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote on all matters submitted to a stockholder vote. The holders of a majority in interest of all stock issued, outstanding, and entitled to vote at a meeting, present or represented by proxy, shall constitute a quorum.

Holders of our Common Stock are entitled to share in all dividends that our board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. Our Common Stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock are available for future issuance without shareholder approval. The existence of authorized but unissued shares of Common Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

These securities are offered pursuant to an exemption from registration with the SEC pursuant to Regulation A.

ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. Such documents are available for inspection during regular business hours at our office by appointment, and upon written request, copies of documents not annexed to this Offering Circular will be provided to prospective investors. Each prospective investor is invited to ask questions and receive answers from, our representatives. Each prospective investor is invited to obtain such information concerning us and this Offering, to the extent we possess the same or can acquire it without unreasonable effort or expense, as such prospective investor deems necessary to verify the accuracy of the information referred to into their Offering Circular. Arrangements to ask such questions or obtain such information should be made by contacting Anthony Miller at our executive offices. The telephone number is (678) 778-7451. We reserve the right, however, in our sole discretion, to condition access to information that management deems proprietary in nature, on the execution by each prospective investor of appropriate confidentiality agreements prior to having access to such information.

The offering of the Common Stock is made solely by this Offering Circular and the exhibits hereto. The prospective investors have a right to inquire about and request and receive any additional information they may deem appropriate or necessary to further evaluate this Offering and to make an investment decision. Our representatives may prepare written responses to such inquiries or requests if the information requested is available. The use of any documents other than those prepared and expressly authorized by us in connection with this Offering is not permitted and should not be relied upon by any prospective investor.

ONLY INFORMATION OR REPRESENTATIONS CONTAINED HEREIN MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR IN CONNECTION WITH THE OFFER BEING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR. THE INFORMATION PRESENTED IS AS OF THE DATE ON THE COVER HEREOF UNLESS ANOTHER DATE IS SPECIFIED, AND NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION PRESENTED SUBSEQUENT TO SUCH DATE(S).

Righting Fate Series, Inc.

BALANCE SHEET

As of April 30, 2018

30 Apr 2018

ASSETS
Cash and Cash Equivalents	$140

Property, Plant, and Equipment
Office Equipment	$37
Total Property, Plant, and Equipment	$37

TOTAL ASSETS	$177

LIABILITIES AND EQUITY

TOTAL LIABILITIES	$0

EQUITY
Additional Paid-in Capital	$535
Common Stock	$60
Current Year Earnings	($418)
TOTAL EQUITY	$177

TOTAL LIABILITIES AND EQUITY	$177

The accompanying notes are an integral part of these financial statements.

Righting Fate Series, Inc.

STATEMENT OF OPERATIONS

From Inception (February 22, 2018) to April 30, 2018

Revenue	$0

Gross Profit	$0

Operating Income / (Loss)	$0

Other Income and Expense
General and Administrative Expenses	($418)
Total Other Income and Expense	($418)

Net Income / (Loss) before Tax	($418)

Income Tax	$0

Net Income (Loss)	($418)

Basic and diluted net loss per common share	$0
Weighted average number of common shares outstanding--basic and diluted	60,000,000

The accompanying notes are an integral part of these financial statements.

Righting Fate Series, Inc.

STATEMENT OF STOCKHOLDER’S EQUITY

From Inception (February 22, 2018) to April 30, 2018

	Common Stock Number of Shares	Common Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Total
Balance at inception, February 22, 2018	0	0	0	0	0
Common Stock Issued	60,000,000	$60	$535	0	$595
Net loss for period ended April 30, 2018	0	0	0	($418)	($418)
Balance April 30, 2018	60,000,000	$60	$535	($418)	$177

The accompanying notes are an integral part of these financial statements.

RIGHTING FATE SERIES, INC.

STATEMENT OF CASH FLOWS

From Inception (February 22, 2018) to April 30, 2018

OPERATING ACTIVITIES
Net income	($418)
Changes in Operating Assets and Liabilities	($37)
Net Cash from Operating Activities	($455)

FINANCING ACTIVITIES
Common Stock Issued	$60
Additional Paid-in Capital	$535
Net Cash from Financing Activities	$595

NET INCREASE IN CASH	$140

Cash at beginning of the period	$0
Cash at end of the period	$140
NET CHANGE IN CASH FOR PERIOD	$140

The accompanying notes are an integral part of these financial statements.

RIGHTING FATE SERIES, INC.

NOTES TO FINANCIAL STATEMENTS

From Inception (February 22, 2018) to April 30, 2018

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Righting Fate Series, Inc. (the Company) was incorporated in the State of Delaware as a for-profit company on February 22, 2018, and established a calendar year end of December 31. Righting Fate Series, Inc. was organized to carry on any and all business and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheets, statements of operations, and cash flows of Righting Fate Series, Inc. These financial statements are presented in U.S. Dollars and have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Earnings (Loss) per Common Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income(loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same basic earnings (loss) per share due to lack of dilutive items in the Company. As of April 30, 2018, there were 60,000,000 shares of Common Stock outstanding.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

NOTE 3 – STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue 100,000,000 shares of Common Stock, $0.000001 par value (the “Common Stock”).  The holders of the Company's Common Stock are entitled to one vote per share of Common Stock held.  On March 23, 2018, the Company issued 60,000,000 of its authorized Common Stock to the Company's founder, Anthony Miller, as consideration for $60.  As of April 30, 2018, the Company had 60,000,000 shares issued and outstanding.

INDEX TO PART III EXHIBITS

2.1	Articles of Incorporation
2.2	Bylaws
4.1	Form of Subscription Agreement
6.1	Intellectual Property Contribution and Assignment Agreement between Righting Fate Series, Inc. and Anthony Miller dated March 23, 2018.
11.1	Consent of Independent Certified Public Accountant
12.1	Legal Opinion

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta and County of Fulton in the State of Georgia, on April 30, 2018.

Righting Fate Series, Inc.
By:	/s/Anthony E. Miller - President
Name:	Anthony E. Miller
Title:	Principal Executive Officer

This Offering Circular has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/Anthony E. Miller
Title:	Director, Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer
Date:	April 30, 2018